UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 9, 2013

CareFusion Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-34273	26-4123274
(Commission File Number)	(IRS Employer Identification Number)

3750 Torrey View Court, San Diego, California 92130

(Address of Principal Executive Offices, Including Zip Code)

(858) 617-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

As previously disclosed by CareFusion Corporation (the “Company”) in its Form 8-K filed May 29, 2013 (the “Form 8-K”), the Audit Committee (the “Committee”) of the Board of Directors of the Company conducted a competitive process to determine the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2014 (“Fiscal 2014”). As a result of this process, the Committee approved the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for Fiscal 2014. As reported in the Form 8-K filed May 29, 2013, the Committee dismissed Ernst &Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm, effective upon the completion of its audit of the Company’s financial statements for the fiscal year ended June 30, 2013 (“Fiscal 2013”).

On August 9, 2013, the Company filed its Annual Report on Form 10-K for the fiscal year ended June 30, 2013 (the “2013 Form 10-K”). This Form 8-K/A amends the Form 8-K to confirm that, upon Ernst & Young’s completion of its audits of the Company’s financial statements for Fiscal 2013 and the effectiveness of the Company’s internal control over financial reporting as of June 30, 2013 and delivery of its Reports of Independent Registered Public Accounting Firm dated August 9, 2013 in connection with the Company’s filing of the 2013 Form 10-K, Ernst & Young concluded its engagement as the Company’s independent registered public accounting firm.

The reports of Ernst &Young on the Company’s financial statements for each of the two fiscal years ended June 30, 2012 and 2013 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of the Company’s financial statements for the fiscal years ended June 30, 2012 and June 30, 2013 and in the subsequent interim period through August 9, 2013, there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) with Ernst &Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of Ernst &Young would have caused Ernst &Young to make reference to the matter in their report. There was a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K) during the fiscal years ended June 30, 2012 and June 30, 2013, related to the material weakness in the Company’s internal control over financial reporting disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2012 (the “2012 Form 10-K”). As disclosed in the 2012 Form 10-K, the Company concluded that a material weakness existed as of June 30, 2012 in the design and operating effectiveness of its internal control over financial reporting related to its accounting for sales-type leases associated with its Pyxis® medication and supply dispensing products. Ernst &Young’s report on the effectiveness of the Company’s internal control over financial reporting as of June 30, 2012, which was included in the 2012 Form 10-K, contained an adverse opinion thereon. The Committee has discussed the material weakness in the Company’s internal control over financial reporting with Ernst &Young, and has authorized Ernst &Young to respond fully to the inquiries of PwC concerning such material weakness.

During the Company’s fiscal years ended June 30, 2012 and 2013 and through August 9, 2013, the Company has not consulted PwC regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Company’s financial statements, and neither where a written report or oral advice was provided to the Company by PwC that PwC concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” or “reportable event” as those terms are defined in Item 304(a)(1) of Regulation S-K.

The Company has provided Ernst & Young with a copy of the foregoing disclosures. The Company has requested that Ernst &Young provide the Company with a letter addressed to the Securities and Exchange Commission stating whether Ernst &Young agrees with the above statements. A copy of Ernst &Young’s letter, dated August 9, 2013 is filed as Exhibit 16.1 to this Form 8-K/A.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit

16.1	Letter of Ernst & Young LLP dated August 9, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CareFusion Corporation
(Registrant)

Date: August 9, 2013	By:	/s/ Joan Stafslien
		Name:	Joan Stafslien
		Title:	Executive Vice President, Chief Compliance Officer, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

16.1	Letter of Ernst & Young LLP dated August 9, 2013